Variance to Credit Agreement

         This Variance is dated as of October 28, 1999 and is made in respect of the Credit Agreement dated as of July 12, 1996 as amended and in effect immediately prior to the date hereof (the "Credit Agreement") by and among PSC Scanning, Inc., a Delaware corporation formerly known as SpectraScan, Inc., which is the successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC Inc. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), Fleet National Bank (formerly known as Fleet Bank) as the "Initial Issuing Bank", and Fleet National Bank, as administrative agent (the "Administrative Agent") under the Credit Agreement. All terms defined in the Credit Agreement are used herein with the same meanings.

                            Statement of the Premises

         The Borrower's Total Debt Ratio, determined according to the financial statements of Borrower for the quarterly period ending October 1, 1999, has improved from "Level III" to "Level IV" as described under the Applicable
Margin. The Borrower has requested that the corresponding change in the Applicable Margin become effective as soon as possible rather than at the end of the current Interest Period, as provided in the Credit Agreement, and the Lender Parties are willing to grant such variance in this specific instance.

                           Statement of Consideration

         Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Variance. Effective on the date on which the Administrative Agent shall have received all signatures to this Variance by all Lender Parties, PSC and the Borrower, the Applicable Margin shall be deemed to be at Level IV. Immediately upon receiving all such signatures, the Administrative Agent shall execute this Variance and shall notify all parties to the Credit Agreement in writing of such effective date.

2. Effect on the Credit Agreement. Except as specifically varied above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. No obligation to make any similar variance in the future is expressed or implied.

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3.  Expenses.  The  Borrower  shall pay  promptly  when  billed  all  reasonable out-of-pocket expenses of each of the Lender Parties and the Administrative Agent (including, but not limited to, reasonable fees, charges and disbursements of counsel to each of the Lender Parties and the Administrative Agent) incident to this Variance.

4. Execution in Counterparts. This Variance may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Variance by telecopier shall be effective as delivery of a manually executed counterpart of this Variance.

         IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Variance to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.


PSC Inc.                                    PSC Scanning, Inc.

By:                                         By:
Title:   Vice President, Chief Financial    Title:   Vice President and Chief
         Officer & Treasurer                         Financial Officer


Fleet National Bank, as Initial             Fleet National Bank, as
Issuing Bank                                Administrative Agent

By:                                         By:
Title:                                      Title:


Fleet National Bank                         First Union National Bank

By:                                         By:
Title:                                      Title:


The Chase Manhattan Bank                    Key Bank National Association

By:                                         By:
Title:                                      Title:

                                      -82-
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Manufacturers & Traders Trust Company

By:
Title:

                                      -83-